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                                  EXHIBIT 99.1



VENTURI TECHNOLOGIES, INC. GETS MAJOR INVESTOR

SAUGATUCK CAPITAL COMPANY TO INVEST 5 MILLION DOLLARS

DENVER, COLORADO--(PRNEWSWIRE)--OCTOBER 19, 2000--VENTURI TECHNOLOGIES INC. (OTC:VTIX), TODAY ANNOUNCED THAT STAMFORD CONNECTICUT BASED SAUGATUCK CAPITAL COMPANY HAD EXECUTED A LETTER OF INTENT TO INVEST $5 MILLION IN VENTURI TECHNOLOGIES INC., A LEADER IN THE PROFESSIONAL CARPET AND UPHOLSTERY CLEANING SERVICES INDUSTRY. THE INVESTMENT WOULD ENABLE THE COMPANY TO RESTRUCTURE EXISTING DEBT AND REFOCUS ON ITS STRATEGIC GROWTH PLAN.

SAUGATUCK CAPITAL COMPANY WOULD PURCHASE A NEW SENIOR PREFERRED STOCK AND WARRANTS INITIALLY EXERCISABLE FOR 35% OF VENTURI'S OUTSTANDING COMMON STOCK. SAUGATUCK CAPITAL WILL ALSO BE ENTITLED TO HOLD TWO SEATS ON VENTURI'S BOARD OF DIRECTORS. VENTURI PRESIDENT AND CEO MICHAEL F. DOUGHERTY STATED "DESPITE THE SUBSTANTIAL COST CUTTING MEASURES IMPLEMENTED BY THE COMPANY OVER THE LAST 7 MONTHS, THE COMPANY REMAINS FINANCIALLY CHALLENGED. THE INVESTMENT BY SAUGATUCK CAPITAL WILL ALLOW THE COMPANY TO FOCUS ON ITS LONG-TERM STRATEGY TO GROW THROUGH ACQUISITION". DOUGHERTY ADDED, "THERE ARE A NUMBER OF CONDITIONS THAT VENTURI MUST MEET BEFORE THE TRANSACTION CAN BE COMPLETED, INCLUDING A RESTRUCTURING OF OUTSTANDING PREFERRED STOCK, WARRANTS, LEASES AND INDEBTEDNESS." VENTURI REPORTED LOSSES OF $6.6 MILLION ON REVENUES OF $8.8 MILLION FOR THE SIX MONTHS ENDED JUNE 30, 2000.

FOUNDED IN 1982, SAUGATUCK CAPITAL COMPANY HAS INVESTED IN 45 BUSINESSES WITH REVENUES EXCEEDING $2 BILLION. SAUGATUCK'S CUMULATIVE EQUITY INVESTMENTS ARE IN EXCESS OF $200 MILLION. THOMAS J. BERARDINO, SAUGATUCK CAPITAL'S MANAGING DIRECTOR STATED "WE SEEK TO INVEST IN COMPANIES WITH CONSOLIDATION STRATEGIES TO TAKE ADVANTAGE OF FRAGMENTED INDUSTRIES. OUR REVIEW OF THE HIGHLY FRAGMENTED CARPET CLEANING INDUSTRY MAKES THE INVESTMENT IN VENTURI TECHNOLOGIES A NATURAL FIT." BERARDINO ADDED "WE'RE ALSO IMPRESSED WITH VENTURI'S NEW MANAGEMENT TEAM BECAUSE OF ITS PROVEN TRACK RECORD." WHILE VENTURI TECHNOLOGIES HAS BEEN UNDER PERFORMING FINANCIALLY, BERARDINO BELIEVES THE INVESTMENT BY SAUGATUCK WILL HELP POSITION THE COMPANY TO ACHIEVE PROFITABILITY.

AN INDEPENDENT FINANCIAL AUDIT OF VENTURI TECHNOLOGIES INC. MUST BE PERFORMED, AND THE TRANSACTION MUST RECEIVE SHAREHOLDER APPROVAL. THE TRANSACTION IS EXPECTED TO CLOSE BY THE END OF THE YEAR.

THIS PRESS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS"(AS DEFINED UNDER SECURITIES LAW). THE COMPANY'S ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE DISCUSSED IN THIS PRESS RELEASE. FACTORS THAT MAY CAUSE SUCH A DIFFERENCE INCLUDE, WITHOUT LIMITATION, RISKS ASSOCIATED WITH ACQUISITIONS, SUCH AS DIFFICULTIES IN INTEGRATING OPERATIONS, LOSS OF CUSTOMER ACCOUNTS, INABILITY TO RETAIN EMPLOYEES, DECLINE IN GROWTH RATE, CHALLENGES OR COSTS INVOLVED IN COMBINING SERVICES, LITIGATION AND OTHER MATTERS.


CONTACT: SAM RINGGOLD
         856-627-2717